UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement
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ALLEGHENY ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

For Media, Contact:
Debra A. Beck
General Manager, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-790-6177
Media Hotline: 1-888-233-3583
E-Mail: dbeck@alleghenyenergy.com	For Investor Relations, Contact:
Gregory L. Fries
General Manager, Investor Relations
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: (301) 665-2713
E-Mail: gfries@alleghenyenergy.com

M. Beth Straka
General Manager, Investor Relations
4350 Northern Pike
Monroeville, PA 15146-2841
Phone: (412) 856-3731
E-Mail: mstraka@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy, Inc. Adjourns Special Meeting of Stockholders until March 14, 2003

            Hagerstown, Md., March 7, 2003 – Allegheny Energy, Inc. (NYSE: AYE) today announced the adjournment of its special meeting of Allegheny Energy stockholders to consider a proposal to amend its charter to eliminate preemptive rights of stockholders until March 14, 2003, at 11:00 a.m. The adjournment will provide stockholders with additional time to consider the proposed charter amendment.

            The reconvened meeting will be held on March 14, 2003, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY. The sole purpose of the meeting will be to consider the proposal to amend Allegheny Energy’s charter. No other business shall take place at the reconvened special meeting of stockholders.

            It is not necessary for stockholders who have already voted by proxy to take any further action if they do not wish to change their votes. All additional stockholders as of the original record date of January 27, 2003, will be entitled to vote by proxy or in person at the reconvened meeting.

            The Board of Directors of Allegheny Energy has unanimously recommended a vote FOR removing the preemptive rights provision. In addition, Institutional Shareholder Services, widely recognized as the leading independent proxy advisory firm in the nation, has recommended that Allegheny Energy stockholders vote FOR the Company’s proposal.

            Stockholders with questions on how to vote their shares can contact the Company’s proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (call collect) or via e-mail at proxy@mackenziepartners.com. The definitive proxy materials are also available on the Securities and Exchange Commission’s web site at www.sec.gov or on the Company’s web site at www.alleghenyenergy.com.

– more –

            With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and a business offering fiber-optic and data services. More information about the Company is available at www.alleghenyenergy.com.

            Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy’s operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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Update

March 7, 2003

Company Adjourns Special Meeting of Stockholders Until March 14

            The Company today announced that we adjourned our special meeting of stockholders in order to provide stockholders with additional time to consider the proposed charter amendment.

            The meeting will reconvene at 11:00 a.m. on March 14, 2003, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY. The sole purpose of the meeting will be to consider the proposal to amend Allegheny Energy’s charter. No other business shall take place at the reconvened meeting.

            It is not necessary for stockholders who have already voted by proxy to take any further action if they do not wish to change their votes. All additional proxies received up to March 14, 2003, will be counted at the reconvened meeting. All stockholders as of the original record date of January 27, 2003, will be entitled to vote by proxy or in person at the reconvened meeting.

            To ensure that your shares are represented at the reconvened special meeting of stockholders, you must authorize your proxy in one of three ways:

  Go to http://www.eproxy.com/aye and follow the instructions provided;
  Call 1-800-435-6710 (toll free) and follow the instructions provided; or
  Complete, sign, date, and promptly return the proxy card in the envelope that you received with your proxy materials.

            If you authorize your proxy using the internet or by telephone, you will be prompted to enter your Control Number, which is located in the lower right hand corner of your proxy card. In addition, you do not need to mail back your proxy card if you use the internet or telephone to authorize your proxy.

            We hope that all employee-stockholders will take advantage of this opportunity. The attached news release regarding the meeting was sent to the news media today.

This message is intended solely for employees of Allegheny Energy and its subsidiaries.
If you are a contractor, leased worker, or otherwise not employed by Allegheny Energy, please disregard and delete this message.

Meeting is Adjourned

1.	Why did you adjourn the meeting?

Allegheny Energy adjourned the meeting to provide stockholders with additional time to consider the proposed charter amendment.

2.	When will the meeting be rescheduled?

The Special Meeting of Stockholders has been adjourned to 11:00 a.m. on March 14, 2003, at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004.

3.	What is the record date for shareholders entitled to vote at the adjourned meeting?

The record date does not change. Allegheny Energy stockholders of record as of the close of business on January 27, 2003, are entitled to vote at the adjourned special meeting.

4.	Did you adjourn the meeting because you thought you were going to lose the vote?

As we stated in the release, Allegheny Energy adjourned the meeting to provide stockholders with additional time to consider the proposed charter amendment.

5.	Does Allegheny Energy expect to get stockholder approval?

The management and Board of Directors of Allegheny are working diligently to preserve and enhance the value of Allegheny. Certainly, our stockholders recognize the importance of taking the appropriate steps, like this one, to increase our financial flexibility. We are hopeful that stockholders will support the unanimous decision by our Board, which was made on December 5, 2002, and follow ISS’s February 13, 2003, recommendation to vote FOR the charter amendment.

6.	What is required for a quorum?

The presence at the meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum.

7.	What level of stockholder approval is needed to change the charter and eliminate preemptive rights?

The affirmative vote of a majority of all the votes entitled to be cast is required for the approval of the proposal.

8.	What is your next step? What will the Company do to solicit more votes?

We have been working with our proxy solicitor, MacKenzie Partners, to speak with stockholders and explain why removing the preemptive rights provision is the right choice for Allegheny Energy. We will continue that process.

9.	What was the preliminary vote?

The meeting was adjourned and no vote was held.

10.	Will you be placing any additional proposals on the agenda or amending the existing proposal before you reschedule the special meeting?

No.